SCHEDULE 14C
Information Required in Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☒ Definitive Information Statement

My Screen Mobile, Inc.

 (Name of Company As Specified In Charter)

Shane Carroll
NAC Investments, Inc.
Gino Porco
Vroom Vroom, Inc.
PAP Capital , Inc.
Trans Stahl

 (Name of Person(s) Filing the Information Statement if other than Company)

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☐ Fee  computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share

2)	Aggregate number of securities to which transaction applies: 137,030,156 common shares

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and  identify  the  filing  for  which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
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April 10, 2012

Dear My Screen Mobile, Inc. Shareholders,

As a shareholder and a member of the Board of Directors of My Screen Mobile, Inc., I have received communications form other shareholders regarding the lack of growth of My Screen Mobile, Inc., as well as the lack of transparency due to continual delinquency in My Screen Mobile, Inc.’s filing with the Securities and Exchange Commission.  It is my wish, shared by the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, that a re-evaluation and new direction is needed for the Company.  We also want to be on record that we appreciate the efforts of Terrence Rodrigues, James Bailey, and Raghu Kilambi all of whom have tendered their resignations to focus on other business matters.  The remaining directors, after the resignations, were Michael O’Connor and Shane Carroll. Pursuant to Sections 3 and Sections 4 of the bylaws of the Company (published May 2, 2006 on for 10-KSB), the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities determined to provide for a new Board of Directors consisting solely of Shane Carroll.

The facts of the Company are simply this: the Company has not filed a quarterly report since the quarter ended September 31, 2009, has not been able to raise sufficient capital or utilized the limited capital raised to pursue its business plan, has experienced a material reduction in its quoted share price (for example, the share price was $2.93 on June 16, 2008, $.40 on June 14, 2010, and dropped to an anemic price $.005 on March 22, 2012).   The Company continues to have operating losses and has accumulated an increasing deficit. In addition, the Company, trading on the “pink sheet” exchange has a “STOP” symbol and a warning on the OTC Markets.com website that  “Investors are advised that OTC Markets Group has been unable to contact or confirm the location of this company.”   Mr. O’Connor has been a member of the Board of Directors and an executive of the Company since September 20, 2010 but has not been able to rectify the above issues.

I believe the Company is better served by looking for alternative strategies.  To avoid any delay or deadlock, the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities have one director to focus and consider alternative approaches going forward.  As the sole member of the Board of Directors, I will take a more active role, much as I did with itravel2000.

I would be happy to discuss these facts and filings with each and every Shareholder. Please feel free to call me if you have any questions.

Thank you,

/s/ Shane Carroll

Shane Carroll

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about April 11, 2012 to the stockholders of record, as of April 11, 2012 to shareholders of My Screen Mobile, Inc., a Delaware corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of stockholders holding a majority of the issued and outstanding shares of common stock.   Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. Since the accompanying Information Statement is first being sent or given to security holders on April 11, 2012 the corporate action described therein may be effective on or after May 1, 2012.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Replace the current Board of Directors consisting of Michael O’Connor and Shane Carroll and re-elect Shane Carroll to serve until the next annual meeting of shareholders or his earlier death, resignation, or removal from office.

The action in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the General Corporation Law of the State of Delaware of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

/s/ Shane Carroll

Shane Carroll
Shareholder and Director
April 10, 2012

The elimination of the need for a meeting of stockholders to approve this action is made possible by the General Corporation Law of the State of Delaware which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, the holders of outstanding shares of voting capital stock determined to  authorize the action through the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•	Changes in relationships and market for the development of the business of the Company that would affect our earnings and financial position.

•	considerable financial uncertainties that could impact the profitability of our business.

•	Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

This Information Statement is being furnished in connection with action taken by the holders of a majority of the voting power of the My Screen Mobile, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”) issued and outstanding voting securities. By written consent dated March 21, 2012, the holders of a majority of the voting power approved replacing the current Board of Directors consisting of Michael O’Connor and Shane Carroll and re-elect Shane Carroll to serve until the next annual meeting of shareholders or his earlier death, resignation, or removal from office.  We are first sending or giving this Information Statement on or about April 11, 2012 to the Company stockholders of record as of the close of business on April 11, 2012.

The Action by Written Consent
On March 21, 2012, the holders of a majority of the votes of the Company’s outstanding voting securities approved the replacing the current Board of Directors consisting of Michael O’Connor and Shane Carroll and re-elect Shane Carroll to serve until the next annual meeting of shareholders or his earlier death, resignation, or removal from office.   The holders of a majority of the votes of the Company’s outstanding voting securities are comprised of an aggregate of 79,076,595 shares of common stock which, based on the issued and outstanding shares of 137,030,156 shares equals 57.7% of the current and outstanding common shares for voting purposes and have voted in favor of the action.

No Further Voting Required
We are not seeking consent, authorizations, or proxies from you. Section 228 of the General Corporation Law of the State of Delaware and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the increase in the authorized shares of common stock.

Notice Pursuant to the Delaware Statutes
Pursuant to the General Corporation Law of the State of Delaware, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Delaware Statutes.

Dissenters’ Rights of Appraisal
The Delaware Statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE NEW MEMBER OF THE BOARD OF DIRECTORS

Corporate History and Business

My Screen Mobile, Inc., a Delaware corporation, (“we,” “us,” “our” or the “Company”) was incorporated in the State of Delaware on January 10, 1996, under the name Nouveau Health Management, Inc.  On January 16, 1996, we entered into a Merger Agreement with Health Management, Inc., a Florida corporation, in which Health Management, Inc. was merged with and into us.  In connection with our merger with Health Management, Inc., we changed our name to Nouveau International, Inc.  On January 17, 1996, we entered into an Agreement and Plan of Merger with Nouveau International, Inc., a Pennsylvania corporation, and Nouveau Acquisition Corp., a Delaware corporation and our wholly owned subsidiary, pursuant to which Nouveau Acquisition Corp. was merged with and into Nouveau International, Inc., which became our wholly owned subsidiary.  On March 31, 1998, we ceased all of our operations and remained dormant until September 27, 2006, when we filed a Certificate of Renewal of Charter with the Delaware Secretary of State.

On April 4, 2007, we acquired the technology that forms the basis of our current business from its inventor in exchange for 10,000,000 shares of our common stock, and on April 19, 2007, we changed our name to My Screen Mobile, Inc.

GENERAL

Our technology is an application for direct permission and incentive-based advertising to mobile telephones, which we expect to launch for commercial use at the end of 2009.  It allows mobile operators to deliver rich, compelling and highly targeted communications, including advertisements, to their subscribers at the end of each telephone call or upon sending a text message and rewards mobile subscribers for receiving and viewing such communications.  Using our subscriber opt-in technology, mobile operators can direct communications and advertisements to subscribers who opt in, based on each subscriber’s individual preferences.  We believe that the combination of permission and incentive-based advertising will result in an intimate and contextual advertisement message having a greater impact than other forms of advertising such as email, television or radio.  Our technology is also simple to deploy, modify and use, and provides advertisers with rich reporting and sophisticated account management.

PRODUCTS

Our advertising solution allows mobile operators to deliver highly targeted communications, including advertisements, to mobile telephones and other mobile devices.  We can deliver rich, full-screen image based advertisements to mobile devices that employ certain operating systems with which our image display technology is currently compatible, such as Blackberry, Windows Mobile, Symbian, Palm, RIM, and Android.  We can deliver rich, full-screen advertisements to Java phones enabling access to the largest segment of the global phone market and providing ad-funded services to these subscribers. We can also deliver the advertisements in SMS Text format to users having devices that do not operate on operating systems that are compatible with our image display technology.

We have developed a unique click-through image technology, which will allow subscribers to respond to an advertiser with one click of a “hot-key” on their mobile telephone.  The one-click may result in, for example, a visit to the advertiser’s website for special promotions, or direct connection to an advertiser’s local or toll-free hotline to hear about exciting offers.

We also have a proprietary online advertisement management system enabling advertisers to target categories of users grouped according to one or more common demographics, including, but not limited to, age, income, gender, marital status, device brand and model, telecommunications carrier, geographic location and lifestyle preferences.

Through the easy-to-use Ad management system, advertisers will be able to control, in real time, the timing, frequency and intervals of the display of advertisements for each category of subscribers.

Our application can be downloaded to a user’s mobile handset wirelessly, from our website, or through a mobile operator’s website.  It can also be pre-embedded on the mobile device at the time of purchase, or pre-embedded on the mobile operator’s SIM cards.

Subscribers

To subscribe to the service, users will be required to provide basic demographic information such as their age, gender, and marital status, their mobile telephone number, details specific to their mobile handset, contact information, and their lifestyle category preferences.  Each subscriber can choose the maximum number of advertisements per day he or she desires to receive so as not to be overwhelmed by the service, and may opt-in and out of the service at anytime.

Subscribers will be rewarded for each advertisement he or she views on their mobile handset, through reward points or other financial incentives.  We have developed a proprietary eWallet module, into which all rewards will be tracked, deposited and/or stored, and which subscribers will be able to redeem to receive their incentives.

Advertisers

We will capture subscriber data that enables us to direct communications to a highly targeted audience, based on each subscriber’s individual preferences.  Advertisers will determine the number of subscribers within a specified demographic category that they wish to target with advertisements, the timing and frequency each recipient will receive the advertisement, and the total number of advertisements to be delivered to the recipients within a specific time period.

We have also developed an additional sales model which includes an auction format in which advertisers bid on the right to deliver advertisements to categories of subscribers, which are based on subscriber demographics.  The system will set a minimum base rate for each category of subscriber, and the advertiser that bids the highest price per advertisement view, which must not be lower than the minimum base rate, will win the auction.  The minimum base rates shall be set to result in our receipt of profit for each advertisement that is viewed.  If an auction results in the sale of a category at a price higher than the minimum base rate, we would receive some or all of the excess profit.

Our advertisers will pay only for advertisements delivered to the subscriber’s device and viewed by the subscriber.  We will provide our advertisers with a host of customizable reports that will include statistics and data related to advertisements delivered to subscribers, such as the delivery times, the times advertisements are viewed, coupon advertisements saved for later use, and any interaction the subscriber may engage in while pressing a “hot-key”(link to website, phone number, etc).

INDUSTRY OVERVIEW

Mobile Marketing

According to the Cellular Telecommunications Industry Association (CTIA), as of June 2008 there were over 262.7 million mobile telephones in circulation in the United States alone, and it is estimated that there are currently over 3.3 billion mobile telephones in use globally.  It is expected that this number will rise to approx. 5.6 billion by 2013 (Worldwide Cellular User Forecasts, 2008-2013). The wireless industry has recently begun to focus on the potential of mobile marketing and is exploring ways to help generate additional revenue, increase average revenue per use, and reduce churn.

Industry sources estimate that the value of wireless advertising and transactions worldwide will be between $9.6 billion (Shosteck Group) and $19 billion (ABI Research) by 2010.  Mobile telephones offer a unique opportunity for advertisers.  As the technology evolves it is expected that an advertiser will be able to deliver a message to their targeted recipient close to the moment of intent, or when they are positioned to buy.

MARKETING

Target Markets and Strategy

We have made the strategic determination to partner with mobile operators and other third parties, to develop markets globally.  We believe that the strength of recognized brands, and the ability to provide access to large numbers of subscribers and advertisers, provides the fastest way to grow our customer base.  We have entered into an Exclusive Territory Agreement with Orascom Telecom Holdings, S.A.E. and Weather Investments, S.P.A., an international telecommunications provider, to promote and deliver our services within Algeria, Bangladesh, Canada, Egypt, Greece, Italy, North Korea, Pakistan, Tunisia and Zimbabwe.

We believe our technology will attract a broad based audience across a multitude of demographic profiles. In general, we intend to attract subscribers through viral Internet marketing campaigns, public relations and media campaigns.  We also intend to leverage our mobile operator partners through joint marketing campaigns.  Our management has extensive experience effectively using direct marketing, television, and print mediums to acquire paying subscribers.  Our specific strategy for each territory, however, may vary based on their specific market conditions.

Product Differentiation

Mobile advertising is different from other forms of mass media marketing, in that it is direct and private and can utilize the unique attributes of mobile devices to create a truly engaging advertising experience.  Mobile telephones are an extremely personal means of communication, and handset screens are seen as non-public real estate. There is a high level of attention paid to messages that are received by the individual, since the device is deemed so personal to the owner. We believe that this will induce a higher than average response rate for a call to action, than other forms of advertising.

In addition, the real estate on a mobile telephone is very small, which we believe makes banner advertising ineffective on a WAP browser.  Users are generally more interested in the content they are searching and may deem banner advertisements intrusive to their search query.  In addition, banner advertisements can only be directed to mobile telephone users who surf the web on their mobile telephones, however, it is estimated that less than 20% of consumers use their mobile telephone to browse the internet.

COMPETITION

Third Screen Media, Screen Tonic, Ad Mob and Enpocket are some of our significant competitors. Their method of advertisement delivery consists of launching a web browser on a mobile handset which displays a banner advertisement across the top of the page, which is targeted to the web site being visited.  Although we believe our products have certain advantages over the products currently offered by our competitors, the mobile advertising industry is very competitive.  Many of our competitors, such as Third Screen Media have substantially greater financial, technical, and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than us.  They can also devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

PRODUCT AND BUSINESS DEVELOPMENT

At present, the Company has no formal office, staff and or resources to advance  its business plan. The Company will require an initial injection of capital to start a process to reclaim any and all documentation, Company records both in physical and electronic format, and revive its’ business plan and objectives. In addition, a full review of the Company’s current patent pending applications to ensure that these assets stay concurrent until approval will be needed. Finally, the appointment of an independent auditor and solicitor to assist management in a full review of the Companies current debt, liability, contractual agreements, liens on Intellectual Property, regulatory filings and any and or all potential liabilities to allow for a full review of the requisites required to accomplish the business plan.

Director and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of our directors or executive officers. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the Board of Directors.

The following sets forth the executive officers and/or Directors of the Company, their ages, and all offices and positions with the Company.

Name	Position

Shane Carroll (48)	Director
Michael O’Connor	Chief Executive Officer and member of the Board of Directors

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers and Directors.

Shane Carroll joined the Board of Directors in July 2009. Mr. Carroll has spent the last 25 years in the travel industry working in Canada, Ireland and England. In 1999 Mr. Carroll returned to Canada and joined itravel2000 as Executive Vice President, Product Development, he was promoted to Deputy Chief Operating Officer, and in 2005 became Chief Operating Officer. He negotiated the sale of itravel2000 to a British public company Travelzest PLC. Mr. Carroll left itravel2000 in September 2009 and is currently self-employed providing consulting services.

Mr. O’Connor has been involved with MyScreen since May 2008 when Orascom Telecom Holdings made an equity investment into the company to secure market exclusivity in all markets in which Orascom Telecom Holdings operates.  This includes Canada where Orascom  Telecom Holdings is involved with the launch of the new National Mobile Operator, Wind Mobile.  Mr. O’Connor is a  Co-Founder of WIND, and Business Strategy Director while adding the role of CEO at MyScreen.  Mr. O’Connor has also been a director of MyScreen since February 22, 2010.

Summary Compensation Table

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of the Company during the years ended December 31, 2011 and December 31, 2010, regardless of the compensation level. No other executive officer earned greater than$100,000during this period.

2011 and 2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation- ion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation- ($)	Total ($)
Michael O’Connor	2010 2011	0 0		0 0	0 0	0 0	0 0	0	0 0

2011 and 2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Michael O’Connor	0	0	0	0	0	0	0	0	0

2009 and 2008 OPTION EXERCISES AND STOCK VESTED TABLE

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael O’Connor	2011	0	0	0	0
	2010	0	0	0	0

2011 and 2010 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael O’Connor		0	0	0

2011 and 2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael O’Connor	0	0	0	0	0

2011 and 2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael O’Connor	0	0	0	0	0	0	0

Shane Carroll	0	0	0	0	0	0	0

2011 and 2010 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Michael O’Connor	2011 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0

2011 and 2010 PERQUISITES TABLE

Name	Year	Personal Use of Company Car/Parking	Financial Planning/ Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits
Michael O’Connor	2011 2010	0 0	0 0	0 0	0 0	0 0

2011 and 2010 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Michael O’Connor	None						-

Compensation of Directors

The Company currently, following the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, has one director. The Company does not currently provide our directors with cash compensation. There are no other arrangements pursuant to which any directors was compensated during the Company’s last completed fiscal year for any service provided.

Limitation of Director Liability; Indemnification

Indemnity

The Delaware Statutes and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act. The Company, currently, does not have Director and Officer Insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act 1993”), as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act 1933 and is, therefore, unenforceable.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware Articles of Incorporation, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 137,030,156   voting shares issued and outstanding. The consenting stockholders are the record and beneficial owners of   79,076,595 shares of the Company’s common stock, which represents approximately 57.7% of the total number of Voting Shares. Pursuant to Section 17-16-724 of the Delaware Statutes, the consenting stockholders voted in favor of the actions described herein in a written consent, dated March 21, 2012. No consideration was paid for the consent. The consenting stockholders‘ names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	VotingShares	Percentage (4)

NAC Investments, Inc.	Stockholder	15,562,002	11.3%
Gino Porco	Stockholder	9,886,593	7.2%
Vroom Vroom, Inc.	Stockholder	9,312,500	6.8%
PAP Capital , Inc.	Stockholder	9,312,500	6.8%
Trans Stahl	Stockholder	35,100,000	25.6%
TOTAL		79,076,595	57.7%

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

WHERE YOU CAN FIND MORE INFORMATION

We previously filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

You may also contact Shane Carroll at shanecarroll@me.com.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the shareholders have duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By /s/ Shane Carroll

Shane Carroll
Director
April 10, 2012